UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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U.S. WELL SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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U.S. WELL SERVICES, INC.

1360 Post Oak Blvd., Suite 1800

Houston, Texas 77056

(832) 562-3730

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 16, 2019

Dear Stockholder,

You are cordially invited to attend the 2019 annual meeting of stockholders of U.S. Well Services, Inc. (“USWS,” “Company,” “we,” “our” or “us”) to be held at the time and place noted below.

We are using the “Notice and Access” method of providing proxy materials to stockholders via the Internet. We believe that this process provides stockholders with a convenient and efficient way to access the proxy materials and vote. We will mail to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to (1) access our 2019 Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and (2) vote electronically via the Internet. This notice will also contain instructions on how to receive a paper copy of the proxy materials. All stockholders who do not receive a notice will receive a paper copy of the proxy materials by mail or an electronic copy of the proxy materials by email.

TIME AND DATE & PLACE	Wednesday, May 29, 2019, at 10:00 a.m. Central Time 1330 Post Oak Blvd., 2nd Floor, Central Plains Room, Houston, TX 77056

ITEMS OF BUSINESS

1.  Elect 2 directors named in the accompanying proxy statement to serve on our board of directors as Class I directors;

2.  Ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

3.  Transact any other business that may properly come before the Annual Meeting.

RECORD DATE	April 1, 2019

PROXY VOTING	It is important your shares be represented and voted at the Annual Meeting. You can vote your shares electronically via the Internet, by telephone or by completing and returning the proxy card or voting instruction card if you requested paper proxy materials. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you requested printed materials, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. You can revoke a proxy prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement.

By order of the Board of Directors,

Mark D. Wolf

Vice President, General Counsel and

Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2019

The Notice of Annual Meeting of Stockholders, our Proxy Statement for the Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available at www.proxyvote.com.

2019 PROXY SUMMARY

Along with the Notice of Annual Meeting of Stockholders, we are providing this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Proxy Materials”) in connection with the Company’s 2019 Annual Meeting of Stockholders. The Notice of Internet Availability of Proxy Materials (the “Notice”) and the Proxy Materials were first made available to stockholders on or about April 16, 2019. If you requested printed versions by mail, your Proxy Materials also include the proxy card or voting instruction form for the Annual Meeting.

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. On November 9, 2018, we completed a business combination with U.S. Well Services, LLC (the “Business Combination”). Unless the context requires otherwise, references to “we,” “us,” “our,” “USWS” and the “Company” refer to U.S. Well Services, Inc. on and after the consummation of the Business Combination, and references to “USWS” prior to the Business Combination are to U.S. Well Services, LLC, the wholly owned subsidiary of USWS Holdings LLC (“USWS Holdings”), the entity in which we acquired a majority interest in connection with the Business Combination.

Meeting Information

Time and Date	Wednesday, May 29, 2019, at 10:00 a.m. Central Time

Place	1330 Post Oak Blvd., 2nd Floor, Central Plains Room Houston, Texas 77056

Record Date	April 1, 2019

Voting	Holders of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), or Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”) as of the close of business on the record date, April 1, 2019, are entitled to vote. Each share of our Class A Common Stock and Class B Common Stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted upon.

Admission	You are entitled to attend the Annual Meeting only if you are a stockholder as of the close of business on the record date or hold a valid proxy for the meeting. In order to be admitted to the Annual Meeting, you must present proof of ownership of Company stock on the record date. Please refer to the section “General Information about the Annual Meeting—What do I need to attend the Annual Meeting?” for detailed instructions.

Voting Matters and Board Recommendations

Matter	Board of Directors Vote Recommendation	Page Reference
1. Election of Two Class I Directors	FOR EACH DIRECTOR NOMINEE	8

2. Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm for 2019	FOR	27

Election of Directors

The nominees for election as Class I directors are listed below. If elected, the nominees for election as Class I directors will serve on our Board of Directors (our “Board”) for a term of three years expiring at our annual meeting of stockholders in 2022 and until their respective successors are duly elected and qualified. All nominees currently serve on our Board. The following table provides summary information about each director nominee.

Name	Age	Director Since	Occupation	Independent	AC	CC	NGC	Other Public Company Boards
Joel Broussard	52	2012	President & Chief Executive Officer, US Well Services, Inc.
Richard Burnett	45	2018	Chief Financial Officer, Covey Park Energy	X	F			X

AC – Audit Committee    CC – Compensation Committee    NCG – Nominating & Corporate Governance Committee F – Financial Expert

Governance Highlights

Our Board believes the purpose of corporate governance is to ensure we maximize stockholder value in a manner consistent with our Code of Business Conduct and Ethics (“Code of Conduct”), as well as all applicable legal requirements. The following highlights some key characteristics of our Board and governance practices.

Size of Board after 2019 Annual Meeting	7
Number of Independent Directors after 2019 Annual Meeting	5
Average Age of Directors	51
Regular Executive Sessions of Independent Directors	✓
All Board Committee Members are Independent Directors	✓
Annual Board and Committee Evaluations	✓
Code of Conduct Applicable to Directors	✓
Risk Oversight by Full Board and Committees	✓

Ratification of Independent Registered Public Accounting Firm

As a matter of sound corporate governance, we are asking our stockholders to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

What is the location of the 2019 Annual Meeting?

The Annual Meeting will be held at 1330 Post Oak Blvd., 2nd Floor, Central Plains Room, in Houston, Texas 77056, on Wednesday, May 29, 2019, at 10:00 a.m. Central Time or at such other time and place to which the Annual Meeting may be adjourned or postponed.

Who is soliciting my vote?

Our Board is soliciting your vote at the 2019 Annual Meeting of Stockholders.

What is the purpose of the Annual Meeting?

You will be voting on the following items of business:

(1)	the election of 2 directors to serve for three-year terms (Proposal 1); and

(2)	the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 2).

If any other business properly comes before the meeting, you will be voting on those items as well.

How does the Board recommend that I vote my shares?

The Board recommends that you vote your shares as follows:

(1)	FOR the election of each of the nominees for director to serve for three-year terms (Proposal 1); and

(2)	FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 2).

Our Board does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters are properly presented, the persons named as proxies will vote or refrain from voting on any matter in accordance with their best judgment.

How will I receive Proxy Materials?

This year, we are using the “Notice and Access” method of providing Proxy Materials to stockholders via the Internet. With “Notice and Access,” we are permitted to furnish Proxy Materials to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, you will receive our Proxy Materials in one of the following ways:

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Notice and Access: Most stockholders will not receive printed copies of the Proxy Materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders beginning on or about April 16, 2019, will instruct you on how to access and review all of the Proxy Materials on the Internet. The Notice also instructs you on how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our Proxy Materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive Proxy Materials by mail or email will remain in effect until you revoke it. All stockholders who do not receive a Notice will receive a paper copy of the Proxy Materials by mail or an electronic copy of the Proxy Materials by email (see below).

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Email Access to Proxy Materials: Stockholders who previously elected to access Proxy Materials over the Internet will not receive the Notice in the mail. You should have received an email with links to the Proxy Materials and online proxy voting.

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Paper Copy of Proxy Materials with Proxy Card: Stockholders who requested paper copies of the Proxy Materials will not receive the Notice. Instead, you will receive a paper copy of the Proxy Materials. You can eliminate all such paper mailings in the future by electing to receive an email that will provide Internet links to these documents. Opting to receive all future Proxy Materials online will save us the cost of producing and mailing documents to your home or business and help us conserve natural resources. To request electronic delivery, please follow the instructions on your proxy card or voting instruction card.

These documents will also be made available on our website www.uswellservices.com under the heading “Investor Relations > Annual Report & Proxy Materials,” as well as at www.proxyvote.com.

Who can vote?

You can vote at the Annual Meeting if you were a holder of our Common Stock as of 5:00 p.m. Eastern Time on April 1, 2019, our record date. You will have one vote for each share of Common Stock you owned at the close of business on the record date, provided those shares were either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee. As of April 1, 2019, we had 67,514,366 shares of Common Stock outstanding and entitled to vote, consisting of 53,577,034 shares of Class A Common Stock and 13,937,332 shares of Class B common stock. The holders of the shares of Class A Common Stock and Class B Common Stock are voting as a single class on all matters.

Who can attend the Annual Meeting?

Only stockholders as of the record date, and any stockholder’s spouse or duly appointed proxy, may attend. No guests will be allowed to attend the Annual Meeting.

What do I need to attend the Annual Meeting?

The Annual Meeting will be held at 1330 Post Oak Blvd., 2nd Floor, Central Plains Room, in Houston, Texas 77056. Admission to the Annual Meeting will begin at 9:00 a.m., Central Time on Wednesday, May 29, 2019.

In order to be admitted to the Annual Meeting, you should:

•	Arrive shortly after 9:00 a.m., Central Time, to ensure that you are seated by the commencement of the Annual Meeting at 10:00 a.m., Central Time;

•	Be prepared to comply with security requirements, which may include security guards searching all bags, among other security measures;

•	Leave your camera at home because cameras, transmission, broadcasting and other recording devices, including certain smart phones, may not be permitted in the meeting room; and

•

Bring photo identification, such as a driver’s license, and proof of ownership of Common Stock on the record date, April 1, 2019. Proof of ownership may be the Notice, a brokerage statement or letter from a bank or broker indicating ownership on April 1, 2019, a proxy card, a legal proxy or voting instruction card provided by your broker, bank or nominee.

Any holder of a proxy from a stockholder must present a properly executed legal proxy and a copy of the proof of ownership.

IF YOU DO NOT PROVIDE VALID PHOTO IDENTIFICATION AND COMPLY WITH THE OTHER PROCEDURES OUTLINED ABOVE FOR ATTENDING THE ANNUAL MEETING IN PERSON, WE WILL BE UNABLE TO ADMIT YOU TO ATTEND THE ANNUAL MEETING IN PERSON.

What is the difference between a record holder and a holder of shares in street name?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially in street name.

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Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust, you are considered the stockholder of record with respect to those shares, and the Notice or Proxy Materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us, to vote electronically or to vote in person at the Annual Meeting. If you have requested printed Proxy Materials, we have enclosed a proxy card for you to use.

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Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice or these Proxy Materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a legal proxy from your broker, bank or nominee. If you requested printed Proxy Materials, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

How do I vote?

Your vote is important. You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting by ballot, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on May 28, 2019.

By Internet

If you are a stockholder of record, you may vote by going to www.proxyvote.com and following the instructions in the Notice. If you requested printed Proxy Materials, you may follow the instructions provided with your Proxy Materials and on your proxy card. If your shares are held with a broker, bank or nominee, you will need to go to the website provided on your voting instruction card. Have your Notice, proxy card or voting instruction card available when you access the voting website.

By Telephone

If you are a stockholder of record, you may also vote by telephone by calling, toll-free, 1-800-690-6903 and following the pre-recorded instructions. If your shares are held with a broker, bank or nominee, you can vote by telephone by dialing the number specified on your voting instruction card. Have your Notice, proxy card or voting instruction card available when you call.

By Mail

If you requested printed Proxy Materials, you may choose to vote by mail, by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. If you vote by mail, your proxy card must be received by May 28, 2019. Please allow sufficient time for mailing if you decide to vote by mail. Please note that if you choose to vote on the Internet or by telephone, you do not need to return your proxy card.

In Person

The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record. The shares voted electronically, telephonically, or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

Can I revoke a proxy after I submit it?

Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may revoke your proxy by:

•	sending a written notice revoking your proxy to our Corporate Secretary at our principal executive offices at 1360 Post Oak Blvd., Suite 1800, Houston, Texas 77056 on or before May 28, 2019;

•	delivering a properly executed, later-dated proxy on or before May 28, 2019;

•	voting again through the Internet or by telephone in accordance with the instructions provided to you for voting your shares on or before May 28, 2019; or

•	attending the Annual Meeting and voting in person.

If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your broker, bank, trust or other holder of record in accordance with that entity’s procedures.

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. A quorum of stockholders is necessary to transact business at the Annual Meeting. A quorum exists if the holders of outstanding shares of our Common Stock representing a majority of the voting power of all outstanding shares of Common Stock entitled to vote as of April 1, 2019 are present in person or by proxy at the Annual Meeting, including proxies on which abstentions (withholding authority to vote) are indicated. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.

If less than a quorum is represented at the Annual Meeting, the presiding officer of the meeting or a majority of the shares so represented may move to adjourn the meeting. In the event a quorum is present at the Annual Meeting but sufficient votes to approve any of the items proposed by our Board have not been received, the presiding officer of the meeting or the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to such adjournment if sufficient proxies have been received and it is otherwise appropriate.

What if I don’t give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board, or you return a signed proxy card but do not indicate how you wish to vote, then your shares will be voted:

•	In accordance with the recommendations of the Board on all matters presented in this Proxy Statement; and

•	As the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the Annual Meeting.

If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions on such matter.

Beneficial Owners. If you are a beneficial owner and hold your shares in street name and do not provide the organization that holds your shares with voting instructions, one of two things can happen, depending upon whether a proposal is “routine.” Brokers have discretion to cast votes on routine matters, such as the ratification of the appointment of KPMG as our independent registered public accounting firm for 2019, without receiving client voting instructions.

The election of directors is considered a “non-routine” matters, so if you are a beneficial owner, your broker, bank, trust or other holder of record is not permitted to vote your shares on these matters if the broker does not receive voting instructions from you. Accordingly, the broker may return the proxy card without voting on these proposals, and this is known as a “broker non-vote.” The ratification of auditors is considered a “routine” matter, so if you are a beneficial owner, your broker, bank, trust or other holder of record is permitted to vote your shares on the ratification of auditors even if the broker does not receive voting instructions from you.

In summary, if you hold your shares in street name, your broker, bank, trust or other holder of record will not have discretionary authority to vote your shares for Proposal 1 if you do not provide instructions. As such, we strongly encourage you to exercise your right to vote as a stockholder.

How many votes are needed to approve the proposals?

Election of Directors (Proposal 1)

With respect to the election of our directors, you may (a) vote FOR or (b) vote WITHHOLD from voting as to one or more director nominees. Our Amended and Restated By-Laws (the “By-Laws”) provide that nominees for director are elected by a plurality of the votes cast, which means that the director nominees with the greatest number of “FOR” votes cast, even if less than a majority, will be elected. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will result in the applicable nominee receiving fewer “for” votes for purposes of determining the nominees receiving the greatest number of “for” votes. Broker non-votes will have no effect on the outcome of Proposal 1.

Ratification of the Appointment of KPMG as Our Independent Registered Public Accounting Firm for 2019 (Proposal 2)

With respect to the ratification of the appointment of KPMG as our independent registered public accounting firm for 2019, you may (a) vote FOR, (b) vote AGAINST or (c) ABSTAIN from voting. A majority of the votes cast by holders of shares of Class A and Class B Common Stock present in person or represented by proxy at our Annual Meeting and entitled to vote, voting together as a single class, must be voted FOR ratification in order for Proposal 2 to pass. Votes cast FOR and AGAINST with respect to this matter will be counted as votes cast. A vote to ABSTAIN will have no effect on the outcome of this proposal. The ratification of auditors is considered a “routine” matter, so if you are a beneficial owner, your broker, bank, trust or other holder of record is permitted to vote your shares on the ratification of auditors even if the broker does not receive voting instructions from you.

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. No matters were brought to the attention of our Corporate Secretary in accordance with the required procedures listed in our By-Laws.

ELECTION OF DIRECTORS (PROPOSAL 1)

The Board has authority under our By-Laws to fill vacancies and to increase or, upon the occurrence of a vacancy, decrease the Board’s size between annual stockholder meetings. The size of our Board is currently at eight directors. Effective as of the date of the 2019 Annual Meeting of Stockholders, the number of directors on the Board will be reduced to seven and the number of Class I directors reduced to two.

Listed below are the two nominees for election as a director, each of whom currently serves on the Board. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the two nominees named in this Proxy Statement. Each of the directors listed below has consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board if elected. Each director elected at the Annual Meeting will serve for a three-year term expiring at the 2022 Annual Meeting of Stockholders or until his successor is elected and qualified or until his earlier death, retirement, resignation or removal.

The Board comprises a diverse group of leaders in their respective fields. All of our directors have had senior leadership experience at major domestic and/or international companies. In these positions, they have gained significant and diverse management experience, including strategic and financial planning, public company financial reporting, compliance, risk management and leadership development. All of our directors also have experience serving as executive officers or on boards of directors and board committees of other public and private companies and have an understanding of corporate governance practices and trends. Many of our directors also have experience as directors or trustees of significant academic, non-profit and philanthropic institutions and bring unique perspectives to the Board.

The Board and its Nominating and Corporate Governance Committee believe the skills, experience, perspective and diversity of the directors provide the Company with business acumen and a diverse range of perspectives to engage each other and management to address effectively the Company’s evolving needs and represent the best interests of the Company’s stockholders. The biographies below describe the skills, qualities and experience of the nominees that led the Board and the Nominating and Corporate Governance Committee to determine that it is appropriate to nominate these directors.

What does the Board recommend?

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE FOLLOWING DIRECTOR NOMINEES: JOEL BROUSSARD AND RICHARD BURNETT.

Director Nominees

Joel Broussard

Age: 52

Professional Experience: Mr. Broussard is our President & Chief Executive Officer and has been a member of our Board since February 2012. He became USWS’ Chief Executive Officer in February 2017. Mr. Broussard founded ORB Investments, LLC in February 2012 and was most recently a principal investor in Go-Coil, LLC from August 2008 until December 2011. Additionally, Mr. Broussard was the founder and Chief Executive Officer of Gulf Offshore Logistics, LLC from April 2003 until December 2014 and GOL Docks, LLC from March 2007 until March 2012. Prior to founding Gulf Offshore Logistics, LLC and GOL Docks, LLC, Mr. Broussard worked in sales and marketing with C&G Marine for over 7 years and was a member of the United States Army. Mr. Broussard attended Nicholls State University.

Why This Director is an Asset to Our Board: We believe Mr. Broussard is qualified to serve on our board of directors due to his background as an experienced executive with knowledge of business, operations, corporate strategy and his technical experience in the oil and gas services industry, including the hydraulic fracturing market. Mr. Broussard brings to our Board his (1) experience as our President and CEO; (2) extensive knowledge of our strategy, markets, competitors, financial and operational issues; (3) demonstrated commitment to our health, safety, environmental and social responsibility; (4) demonstrated ability to continually create vision and alignment for our Company while achieving growth; and (5) extensive oil service industry experience.

Richard Burnett

Age: 45

Professional Experience: Mr. Burnett has been a member of our Board since December 2018. Mr. Burnett is currently Chief Financial Officer of Covey Park Energy, a private E&P company sponsored by Denham Capital, a position he has held since July 2017. Prior to joining Covey Park Energy, Mr. Burnett served as Chief Financial Officer of Double Eagle Energy Holdings II, a U.S. onshore E&P partnership with Apollo Natural Resource Partners from August 2016 until its sale to Parsley Energy, Inc. during the first half of 2017. Prior to Double Eagle Energy Holdings II, Mr. Burnett spent three years at EXCO Resources, Inc., a publicly-traded, U.S. onshore, E&P company serving as Vice President, Chief Financial Officer and Chief Accounting Officer. From 2002 to November 2013, Mr. Burnett was at KPMG LLP, an international accounting firm where he served as the Partner in Charge of the Energy Audit Practice within the Dallas / Ft. Worth Business Unit starting in June of 2012. Prior to joining KPMG LLP, Mr. Burnett spent time at Arthur Anderson LLP and Marine Drilling Companies, Inc. Mr. Burnett is a Certified Public Accountant in the State of Texas and received a B.B.A in Accounting from Texas Tech University.

Why This Director is an Asset to Our Board: We believe Mr. Burnett is well-qualified to serve on our board of directors due to his (1) financial expertise; (2) experience as a chief financial officer of an energy company; (3) his independence; (4) prior experience as an executive with a public company; and (5) extensive oil service industry experience.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Our Board believes that the purpose of corporate governance is to ensure that we maximize stockholder value in a manner that is consistent with our Code of Conduct, as well as all applicable legal requirements. The Board has adopted and adheres to our Corporate Governance Guidelines that the Board and our executive officers, as officer is defined in Rule 16a-1(f) under the Exchange Act (hereinafter “Executive Officer(s)” or “Executive Management”), promote for sound, best practices. The Board reviews these governance practices, the corporate laws of the State of Delaware under which we were incorporated, the rules and listing standards of The Nasdaq Capital Market LLC (“Nasdaq”) and the regulations of the Securities and Exchange Commission (the “SEC”), as well as best practices recognized by governance authorities, to benchmark the standards under which it operates.

The Company is managed under the direction of the Board. The Company has a “staggered-board” structure consisting of three classes of directors with only one class of directors being elected in each year and each class serving a three-year term. Our directors are divided among the three classes as follows: (i) Mr. Broussard, Mr. Bold and Mr. Burnett are Class I directors serving terms expiring at our 2019 Annual Meeting of Stockholders, (ii) Mr. Klein and Mr. Matlin are Class II directors serving terms expiring at our 2020 Annual Meeting of Stockholders, and (iii) Mr. Treadwell, Mr. Carroll and Mr. Watson are Class III directors serving terms expiring at our 2021 Annual Meeting of Stockholders. Mr. Bold has not been nominated for re-election to the Board at our 2019 Annual Meeting of Stockholders but will continue to serve for the remainder of his term until the 2019 Annual Meeting of Stockholders. Effective as of the date of the 2019 Annual Meeting of Stockholders, the number of directors on the Board will be reduced to seven and the number of Class I directors will be reduced to two.

Our Board is led by Mr. Treadwell, our Chairman. The Board believes that this leadership structure, which separates the Chairman and Chief Executive Officer roles, is appropriate at this time. The Board believes its current leadership structure best serves the objectives of the Board’s oversight of management, the Board’s ability to carry out its roles and responsibilities on behalf of the Company’s stockholders, and the Company’s overall corporate governance.

The Board provides accountability, objectivity, perspective, judgment and in some cases, specific industry or technical knowledge or experience. In carrying out its responsibilities to the stockholders, the fundamental role of the Board is to ensure (1) continuity of leadership; (2) the implementation, understanding and pursuit of a sound strategy for the success of our Company; and (3) the availability of financial and management resources and the implementation of control systems to carry out that strategy. Our Corporate Governance Guidelines, our Code of Conduct, the charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and other corporate governance information are available on our website at www.uswellservices.com under the heading “Investor Relations > Corporate Governance > Governance Overview.” These materials are also available in print and free to any stockholder upon written request submitted to our principal executive offices at 1360 Post Oak Blvd., Suite 1800, Houston, Texas 77056, Attention: Corporate Secretary. The information on our website is not a part of this Proxy Statement and is not incorporated into any of our filings made with the SEC.

Board of Directors and Executive Management

Our current directors and Executive Management are listed below along with biographies for each of them. Director nominees have been presented as set forth above:

Name	Position
David L. Treadwell	Chairman of the Board
Joel Broussard	President and Chief Executive Officer and Director
Kyle O’Neill	Chief Financial Officer
Nathan Houston	Chief Operating Officer
Matthew Bernard	Chief Administrative Officer
Mark D. Wolf	Vice President, General Counsel & Corporate Secretary
David J. Matlin	Director
Adam Klein(1)	Director
Eddie Watson(1)	Director
James Bold(2)	Director
Ryan Carroll(2)	Director
Richard Burnett	Director

(1)

Messrs. Klein and Watson have been designated as directors by Crestview. Crestview is entitled to designate for nomination by us for election (i) two directors to serve on our Board for so long as Crestview beneficially owns at least 14.3% of the outstanding shares of Class A Common Stock, one of whom must qualify as an independent director pursuant to Nasdaq rules, and (ii) one director for so long as Crestview beneficially owns at least 5% and less than 14.3% of the outstanding shares of Class A Common Stock.

(2)	Messrs. Bold and Carroll have been designated as directors by USWS Holdings. Mr. Bold will continue to serve for the remainder of his term until the 2019 Annual Meeting of Stockholders.

David L. Treadwell (Chairman of the Board)

Age: 64

Committees: Compensation (Chair), Audit and Nominating & Corporate Governance

Mr. Treadwell has been a member of our Board since March 2017. Mr. Treadwell serves on the boards of Visteon Corporation and Flagstar Bank, both publicly traded on U.S. stock exchanges. Mr. Treadwell formerly served on the board of directors of Fairpoint Communications (NASDAQ: FRP) from January 2011 until the company was sold to Consolidated Communications in June 2017. In addition, Mr. Treadwell is chairman of four other private companies. From 2006-2011, Mr. Treadwell was president and chief executive officer of EP Management Corporation (formerly EaglePicher Corporation). Previously, Mr. Treadwell had been chief operating officer of the company, and prior to that, division president. Mr. Treadwell was also CEO of Oxford Automotive, a $1-billion automotive supplier, where he led the restructuring of the company. Mr. Treadwell was with Prechter Holdings for 19 years, ultimately serving as its CEO. Mr. Treadwell holds a BA with high honors in Business Administration from the University of Michigan.

We believe Mr. Treadwell is well-qualified to serve on our Board due to his background as an experienced executive with knowledge of business, operations, corporate strategy and risk management, as well as his experience with distressed companies and turnaround situations.

Kyle O’Neill (Chief Financial Officer)

Age: 40

Mr. O’Neill has served as our Chief Financial Officer since November 2018. Previously, Mr. O’Neill was a Managing Director of TCW’s Direct Lending Group. TCW acquired the Direct Lending Group from Regiment Capital in 2013, where Mr. O’Neill worked since October 2005 as an investment professional in the Special Situations Group. Prior to that, Mr. O’Neill held various positions within the investment banking firms of JPMorgan and Baxter Bold & Company from 2000. Mr. O’Neill received a BA from Michigan State University’s Eli Broad College of Business.

Nathan Houston (Chief Operating Officer)

Age: 43

Mr. Houston has served as our Chief Operating Officer since February 2017. Mr. Houston joined USWS in March 2012 as US Engineering & Sales Manager and was promoted to Vice President of Engineering in November 2013. In July 2014, Mr. Houston was promoted to Chief Operating Officer, following which he served as President and Chief Executive Officer from January 2016 to February 2017. Prior to joining USWS, Mr. Houston served as Director of Technology for Superior Well Services from January 2005 to March 2012. From January 1998 to January 2005, Mr. Houston held various positions with Halliburton Energy Services and Dominion Transmission. Mr. Houston holds a Bachelor of Science degree in Geo-Environmental Engineering with a minor in Geoscience from Pennsylvania State University.

Matthew Bernard (Chief Administrative Officer)

Age: 48

Mr. Bernard has served as our Chief Administrative Officer since November 2018 and previously served as our Chief Financial Officer from 2014. Mr. Bernard was President of Gulf Offshore Logistics, LLC from June 2010 until arriving at USWS. Previously, Mr. Bernard served as Executive Vice President/Chief Financial Officer of Gulf Offshore Logistics, LLC from 2007 and as Corporate Controller for Edison Chouest Offshore from May 2002. From August 1992 to April 2002, Mr. Bernard worked domestically and internationally for Ernst & Young. Mr. Bernard holds a Bachelor of Science in Accounting from Nicholls State University.

Mark D. Wolf (Vice President, General Counsel & Corporate Secretary)

Age: 58

Mr. Wolf has served as our Vice President, General Counsel & Corporate Secretary since January 2019. Previously, Mr. Wolf was Vice President Legal & Assistant Secretary at TechnipFMC from January 2017 and Deputy General Counsel at FMC Technologies. Inc. from December 2016, after serving in various legal roles of increasing responsibility since the company’s inception in 2001. Mr. Wolf earned his Juris Doctorate from the University of Arkansas at Little Rock School of Law and received a B.B.A. in Accounting from Pennsylvania State University.

James Bold

Age: 63

Committees: Audit

Professional Experience: Mr. Bold has been a member of our Board since November 2018. Since January 2013, Mr. Bold has been Managing Director of the TCW Direct Lending Group (“TCW”). Mr. Bold joined TCW through the acquisition of the Special Situations Funds Group of Regiment Capital Advisors, LP in December 2012. He joined the Special Situations Funds Group in October 2005. Mr. Bold is involved in the origination, due diligence review, structuring, and execution of new investments, and the ongoing management of portfolio companies. Previously, he was a Partner in an energy-focused investment banking firm, Baxter Bold & Company, which he founded in June 2002. Prior to that, he was a Managing Director and Head of Global Energy Mergers and Acquisitions for JPMorgan. He began his career in 1977 at Chemical Bank where he specialized in the energy, power, and natural resources industries. Mr. Bold received a BS in Business Administration from Bucknell University.

Why This Director is an Asset to Our Board: We believe Mr. Bold is qualified to serve on our board of directors because he has over forty years of experience in various capacities within the financial services industry and extensive experience with oil and gas and other natural resource based companies. Mr. Bold brings to our Board his (1) founding and managing director experience in investment organizations; (2) extensive energy service industry investment experience; and (3) independence. Mr. Bold has not been nominated for re-election to the Board at our 2019 Annual Meeting of Stockholders but will continue to serve for the remainder of his term until the 2019 Annual Meeting of Stockholders.

Ryan Carroll

Age: 36

Committees: Compensation, Nominating & Corporate Governance

Mr. Carroll has been a member of our Board since November 2018. Mr. Carroll is currently a Managing Director within the Direct Lending Group at TCW, which he joined in July of 2016. Prior to joining TCW, Mr. Carroll was a Managing Director within the US Private Capital Group at BlackRock Financial Management, Inc. from March 2015 until April of 2016. He joined BlackRock in March of 2015 with the acquisition of BlackRock Kelso Capital Advisors, which he joined in November 2005 and had served as a Managing Director from December 2012 until March 2015. Prior to joining BlackRock Kelso Capital, Mr. Carroll worked in the leveraged finance group at JPMorgan, where he began his career in 2004. In addition, Mr. Carroll previously served on the board of directors of four private companies. Mr. Carroll holds a BSBA with majors in finance, accounting and international business from the Olin School of Business at Washington University in St. Louis.

We believe Mr. Carroll is qualified to serve on our Board due to his background overseeing numerous performing and distressed portfolio companies and his service as a director on a number of private company boards, which provides us with an experienced investor who has been deeply involved in the formulation of long-term strategic plans, acquisition strategy and construction of management incentive plans.

Adam Klein

Age: 41

Committees: Nominating & Corporate Governance (Chair), Compensation

Mr. Klein has been a member of our Board since November 2018. Mr. Klein is a partner focused on energy investments at Crestview Advisors, L.L.C. (“Crestview Partners”). Prior to joining Crestview Partners in 2007, Mr. Klein worked as an investment professional at Centennial Ventures, Inc. Before joining Centennial Ventures, Mr. Klein worked in the Mergers & Acquisitions group at Compass Partners from 2001 to 2003, advising corporations and private equity firms on a wide range of transactions. Previously, Mr. Klein worked in the Media & Telecom group at Donaldson, Lufkin & Jenrette and then Credit Suisse from 2000 through 2001. Mr. Klein serves on the board of directors of CP Energy Services, Inc., H2Oil Energy Company, LLC, Select Energy Services, Inc., SES Holdings, LLC, Silver Creek Oil & Gas, LLC, Synergy Energy Holdings LLC and W Energy Partners. Mr. Klein formerly served on the board of directors of FBR & Co. from February 2010 to June 2014. Mr. Klein received a M.B.A. from Harvard Business School and an A.B. in Economics from Harvard College.

We believe Mr. Klein is qualified to serve on our Board because of his private equity investment and company oversight experience, significant familiarity with our industry, and background with respect to acquisitions, debt financings and equity financings.

David J. Matlin

Age: 57

Committees: None

Mr. Matlin has been a member of our Board since 2016, having previously served as our Chief Executive Officer since inception. Mr. Matlin is co-founder and Chief Executive Officer of MatlinPatterson, and has overall responsibility for MatlinPatterson’s investment strategies. He is also Chief Executive Officer of MatlinPatterson Asset Management and Matlin & Partners Acquisition Corporation. Prior to forming MatlinPatterson in 2002, Mr. Matlin was a Managing Director at Credit Suisse, and head of the Credit Suisse Distressed Securities Group since its inception in 1994. From 1988, Mr. Matlin was also a Managing Director and a founding partner of Merrion Group, L.P., a successor to Scully Brothers & Foss L.P. Mr. Matlin began his career as a securities analyst at Halcyon Investments in 1986. Mr. Matlin also serves on the board of directors of Flagstar Bank, and is also a director of Matlin & Partners Acquisition Corporation. Mr. Matlin formerly served as a director at CalAtlantic Group, Inc. from 2009 to 2018, when it was acquired by Lennar Corporation. Mr. Matlin holds a JD from the Law School of the University of California at Los Angeles and a BS in Economics from the Wharton School of the University of Pennsylvania.

We believe Mr. Matlin is well qualified to serve on our Board due to his background in distressed companies and his experience serving on several public company boards, which bring leadership, risk assessment skills and public company expertise.

Eddie Watson

Age: 64

Committees: None

Mr. Watson has been a member of our Board since November 2018. Mr. Watson worked at Halliburton from 1981 through 2015 where he served in increasing roles of responsibility, most recently as Southern U.S. Region Operations Manager. During his tenure at Halliburton, Mr. Watson worked in several regions throughout the U.S., the Far East and the Middle East. Mr. Watson has been retired since 2015. Mr. Watson received a B.S. in Mechanical Engineering from New Mexico State University in 1980.

We believe Mr. Watson is qualified to serve on our Board because of his extensive management and technical experience in the oil and gas services industry, including the hydraulic fracturing market.

Code of Business Conduct and Ethics

We are committed to establishing and maintaining an effective compliance program that is intended to increase the likelihood of preventing, detecting, and correcting violations of law and Company policy. We have adopted a Code of Conduct applicable to our directors, officers and employees. We have also adopted a Code of Ethics for Senior Financial Officers applicable to our chief executive officer, chief financial officer, chief administrative officer, controller and other senior officers. Our Code of Conduct and Code of Ethics for Senior Financial Officers may be reviewed on our website at www.uswellservices.com under the heading “Investor Relations > Corporate Governance > Governance Overview.”

We will disclose amendments to, or waivers of, our Code of Conduct or Code of Ethics for Senior Financial Officers that are required to be disclosed under the securities and Nasdaq rules through our website. Any waiver of our Code of Conduct or Code of Ethics for Senior Financial Officers must be approved by the Board or a relevant Board committee. We have not made any such waivers and do not anticipate making any such waiver.

Corporate Governance Guidelines

Our Corporate Governance Guidelines contain general principles and practices regarding the function of the Board and the Board Committees. The Corporate Governance Guidelines are reviewed regularly by the Nominating and Corporate Governance Committee and revised when appropriate. Our Corporate Governance Guidelines address many of the items discussed above, and also include, among other things, the following items concerning the Board:

•

Composition of the Board. Our Corporate Governance Guidelines require that the independent directors of our Board consider whether director candidates possess the required skill sets and fulfill the qualification requirements of directors approved by the Board, including independence, sound judgment, business specialization, technical skills, diversity and other desired qualities.

•

Board, Committee and Individual Director Evaluations. Each year, our directors complete an evaluation process focusing on an assessment of Board operations as a whole. Additionally, each of the Audit, Compensation and Nominating and Corporate Governance Committees conducts a separate evaluation of its own performance and the adequacy of its charter. These evaluations assess the diversity of talents, expertise and occupational and personal backgrounds of the Board members. The Nominating and Corporate Governance Committee coordinates the evaluation of the Board and committee operations and reviews and reports the results to the Board.

•

Board Continuing Education. We provide continuing education to our non-employee directors, which includes written materials and meetings. The continuing education program is designed to provide general information about our Board and its committees; a review of director duties and responsibilities; and comprehensive information about our challenges. The Board believes that ongoing education is important for maintaining a current and effective Board. Accordingly, our Board encourages directors to participate in ongoing education.

Board Role in Risk Oversight

The Board oversees the Company’s management and, with the assistance of management, is actively involved in oversight of risks that could affect the Company. The Board engages in the oversight of risk in various ways, including (i) reviewing and approving management’s operating plans and considering any risks that could affect operating results, (ii) reviewing the structure and operation of our various departments and functions and (iii) in connection with the review and approval of particular transactions and initiatives, reviewing related risk analyses and mitigation plans.

The Board has also delegated certain risk oversight responsibility to committees of the Board as follows: (i) the Audit Committee meets periodically with management to discuss the Company’s process for assessing and managing risks, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures; (ii) the Compensation Committee reviews the Company’s incentive compensation arrangements to determine whether such arrangements encourage excessive risk-taking and discusses, at least annually, the relationship between risk management policies and practices and compensation; and (iii) the Nominating and Corporate Governance Committee oversees risk related to corporate governance. Our Executive Management regularly reports to the full Board and, as appropriate, the committees of the Board regarding enterprise risk that the Company must mitigate and manage.

Board Meetings, Annual Meeting of Stockholders and Attendance

In 2018, after the Closing Date of the Business Combination, our newly constituted Board either met in person or by telephone conference four times. In 2018, after the Closing Date of the Business Combination, our newly constituted Board committees did not meet; however, the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each took one action by unanimous written consent. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served). In addition, the Board encourages its members to attend the Annual Meeting.

Committees of the Board of Directors

Our Board has three standing committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Each of these committees operates pursuant to a written charter setting out the functions and responsibilities of the committee, each of which may be viewed on our website at www.uswellservices.com under the heading “Investor Relations > Corporate Governance > Governance Overview” and is also available in print, free of charge, to stockholders upon request submitted to our principal executive offices at 1360 Post Oak Blvd., Suite 1800, Houston, Texas 77056, Attention: Corporate Secretary.

Audit Committee

The members of our Audit Committee are Richard Burnett, James Bold and David L. Treadwell, with Mr. Burnett serving as chairman. Mr. Bold will continue to serve as a member of the Audit Committee for the remainder of his term until the 2019 Annual Meeting of Stockholders. The Board will appoint a director to serve on the Audit Committee prior to the expiration of Mr. Bold’s term at the 2019 Annual Meeting of Stockholders. The Audit Committee charter gives the Audit Committee the authority and responsibility for the engagement, compensation and oversight of our independent registered public accounting firm and the review and approval in advance of the scope of audit and non-audit assignments and the related fees of the independent registered public accounting firm. The Audit Committee charter also gives this committee authority to fulfill its obligations under SEC and Nasdaq requirements, which include:

•	overseeing responsibilities relating to our accounting, auditing and financial reporting practices, as well as responsibilities associated with our external and internal audit staffing and planning;

•	reviewing analyses of significant accounting and financial reporting issues associated with our financial statements and filings with the SEC;

•	reviewing and discussing the adequacy of the Company’s internal controls;

•	reviewing auditor independence and performance;

•	approving non-audit services and reviewing how such non-audit services relate to the auditor’s independence; and

•	establishing “whistle-blower” policies and procedures for reporting questionable accounting and audit practices.

Audit Committee members meet privately in separate sessions with representatives of our senior management, our independent registered public accounting firm and our Director of Internal Audit after Audit Committee meetings. The Board has determined that Messrs. Burnett and Treadwell meet the Nasdaq standard of having accounting or related financial management expertise and meet the SEC criteria for an “audit committee financial expert.”

Compensation Committee

The members of our Compensation Committee are David L. Treadwell, Ryan Carroll and Adam Klein, with Mr. Treadwell serving as chairman. The principal duties of the Compensation Committee under its charter include:

•	evaluating the performance of and approving all elements of compensation for the chief executive officer;

•	reviewing and approving compensation policies and practices for other executive officers, including all elements of their compensation;

•	reviewing and approving major changes in employee benefit plans;

•	reviewing short-term and long-term incentive program designs and equity grants;

•	reviewing and approving any agreements between the Company and our executive officers, including those related to a change in control;

•	reviewing and recommending to the Board the compensation of our independent directors; and

•

reviewing our overall compensation philosophy to ensure that the policy appropriately links management interests with those of stockholders, rewards executives for their contributions and provides appropriate retention incentives.

The Compensation Committee may delegate to its chairman, any one of its members or any sub-committee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances.

The Compensation Committee annually reviews all elements of compensation for our officers, utilizing peer group compensation practices and performance, both internally and relative to peers as part of its process to help ensure that our total compensation program is consistent with our compensation philosophies. In discharging its duties and responsibilities, the Compensation Committee has the sole authority to retain, manage and terminate outside consultants. In determining compensation levels for executive officers and non-employee directors, the Compensation Committee reviews compensation survey data supplied by Pearl Meyers, an independent consultant retained by the Compensation Committee. The Compensation Committee regularly reviews the independence of Pearl Meyer using the factors required by the SEC rules and the Nasdaq listing standards.

The CEO does not have a role in setting his own base salary, annual cash bonus, or the size of his annual equity compensation award. The Compensation Committee reviews the specific corporate goals and objectives relevant to the compensation of the CEO and evaluates the CEO’s performance and pay in an executive session, in light of those goals and objectives. Based on the Compensation Committee’s annual review and evaluation for 2018, it determined and approved the CEO’s total compensation level, including base salary, cash incentive compensation, and long-term incentive awards. Our CEO provided recommendations for each executive officer’s base salary, annual cash bonus, and target annual equity award for the Compensation Committee’s review. The Compensation Committee’s compensation consultant, Pearl Meyer, analyzed the practices of our peer organizations with regard to the structure and design of annual and long-term incentives. The Compensation Committee considered these factors in setting base salaries, annual targets, and ratings associated with incentive compensation awards, selecting appropriate structures for long-term incentives, and ensuring that the total compensation program is consistent with our compensation philosophy and peer company practices.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Adam Klein, Ryan Carroll and David L. Treadwell, with Mr. Klein serving as chairman. The principal duties of the Nominating and Corporate Governance Committee under its charter include:

•	identifying and recommending qualified nominees for election to the Board;

•	making recommendations to the Board concerning the structure and membership of other Board committees;

•	reviewing and reporting to the Board whether our directors are “independent” as defined under the rules and regulations adopted by the SEC and the Nasdaq corporate governance listing standards;

•	making recommendations to the Board from time to time regarding matters of corporate governance and assisting the Board in implementing those practices;

•	reviewing and assessing our Corporate Governance Guidelines and Code of Business Conduct and Ethics, including the structure, implementation and effectiveness of our compliance program; and

•	overseeing the annual evaluation of the Board and its committees.

Stockholders may submit recommendations for future candidates for election to the Board for consideration by the Nominating and Corporate Governance Committee by writing to our principal executive offices at 1360 Post Oak Blvd., Suite 1800, Houston, Texas 77056, Attention: Corporate Secretary. To suggest a director nominee for our 2020 Annual Meeting of Stockholders, stockholders should submit a letter recommending the candidate and including the information required by Section 3.2(d) of our By-Laws. In addition, the letter should be accompanied by a signed statement from the nominee indicating that the nominee is willing to serve as a member of the Board and submitted to 1360 Post Oak Blvd., Suite 1800, Houston, Texas 77056, Attention: Corporate Secretary. All submissions from stockholders satisfying these requirements will be reviewed by the Nominating and Corporate Governance Committee.

In connection with its role in recommending candidates for the Board, the Nominating and Corporate Governance Committee advises the Board with respect to the combination of skills, experience, perspective and diversity that its members believe are required for the effective functioning of the Board considering our current business strategies and regulatory, geographic and market environment. In addition, the Nominating and Corporate Governance Committee may consider, among other factors, diversity of experience, age, skill, independence qualifications, the number of other public companies for which the prospective nominee serves as a director, the availability of the person’s time and commitment to the Company and whether prospective nominees have relevant business and financial experience and have industry or other specialized expertise. Although the Nominating and Corporate Governance Committee considers diversity of talents, expertise and occupational and personal backgrounds in connection with its role of recommending candidates, the Board does not have a formal diversity policy.

Nominees to be evaluated by the Nominating and Corporate Governance Committee for future vacancies on the Board will be selected by the Committee from candidates recommended by multiple sources, including business and personal contacts of the members of the Nominating and Corporate Governance Committee, recommendations by our senior management and candidates identified by independent search firms, stockholders and other sources, all of whom will be evaluated based on the same criteria. Mr. Bold was nominated to the Board for appointment in November 2018 by USWS Holdings in connection with the closing of the Business Combination. Mr.  Burnett was recommended by the Nominating and Corporate Governance Committee for appointment to the Board in December 2018.

Director Independence

The Nominating and Corporate Governance Committee conducted a review of the independence of the members of the Board and its committees and reported its findings to the full Board at its March 12, 2019 meeting. Currently, other than Mr. Broussard, each of our directors is a non-employee director. The Nominating and Corporate Governance Committee reviewed all of the 2018 commercial transactions, relationships and arrangements between us and our subsidiaries, affiliates and Executive Officers with companies with whom the 7 non-employee directors are affiliated or employed. The transactions, relationships and arrangements reviewed by the Committee consisted of the following:

•

The Board considered Mr. Matlin’s prior role as CEO at MPAC in determining his independence. Under NASDAQ guidelines “a director who is, or at any time during the past three years was, employed by the Company” cannot be considered independent.

•

Adam Klein is a partner at Crestview, which has a 29.99% ownership interest in the Company by virtue of the Merger and Contribution Agreement and the Crestview Subscription Agreement, both dated July 13, 2018.

•

Richard Burnett is chairman of the audit committee and Adam Klein is a member of the board of directors of Select Energy Services (“Select”). Rockwater Energy Solutions (“Rockwater”) is a subsidiary of Select. In addition, Crestview Partners has an investment position in both Select and USWS. Crestview Partners had a 28.1% equity interest in Select as of March 4, 2019. In 2018, USWS purchased chemicals from Rockwater for use in our hydraulic fracturing operations, totaling $844,997.49. Of this amount, $155,241.39 was purchased after the Business Combination with the remaining $689,756.10 being purchased before the Business Combination. As of December 31, 2018, our outstanding account payable balance to Rockwater was $346,195.50.

•

James Bold and Ryan Carroll are both Managing Directors with the Direct Lending Group at TCW Asset Management Company, LLC. TCW Special Situations, LLC is the investment manager of Regiment Capital Special Situations Fund V, L.P., which owns 14.82% of the Company. TCW Group, Inc., which owned the largest equity position in USWS Holdings prior to completion of the Business Combination, was part of a syndicate of lenders who loaned USWS an aggregate amount of approximately $220 million, pursuant to an amended and restated senior credit agreement, which was paid in full upon completion of the Business Combination. During 2018 and prior to the closing of the Business Combination, the Company paid $8.8 million in interest to the TCW Group, Inc.

Our Board makes an annual determination as to the independence of each director, as defined under the standards adopted by Nasdaq. These standards specify certain relationships that are prohibited in order for a director to be deemed independent. In addition to these objective standards, our Board makes a subjective determination of independence by evaluating all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with the Company, the Board considers the issue not merely from the standpoint of the director, but also from the standpoint of persons or organizations with which the director has an affiliation. In its determination of independence, the Board reviewed and considered all relationships and transactions between each director, his or her family members or any business, charity or other entity in which the director has an interest, and our Company, our affiliates, or any entity in which our senior management has an interest. In determining that none of the relationships noted above affected the independence of any of the interested directors, the Nominating and Corporate Governance Committee considered the nature of the transactions and the dollar amounts involved.

Based on the report and recommendation of the Nominating and Corporate Governance Committee, the Board has affirmatively determined that each of our non-employee directors, other than Mr. Matlin, is “independent” as defined under the Nasdaq listing standards. In addition, the Board has affirmatively determined that all of the members of the Audit Committee and Compensation Committee satisfy the enhanced independence criteria required for such members under regulations adopted by the SEC and the Nasdaq listing standards. For information regarding each committee member’s business experience, please read “Election of Directors (Proposal 1)—Director Nominees.”

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The members of the Compensation Committee of the Board are Messrs. Klein, Treadwell and Carroll, none of whom has ever been an officer or employee of the Company or any of its subsidiaries or has any relationships requiring disclosure with the Company or any of its subsidiaries. None of our executive officers has ever served on the Board or the compensation committee of any other entity that has had any executive officer serving as a member of our Board or Compensation Committee.

DIRECTOR COMPENSATION

On December 21, 2018, the Board approved compensation for each of the Company’s non-employee Board members. As CEO, Mr. Broussard did not receive any additional compensation for his service as a member of the Board. His compensation as a Named Executive Officer is disclosed in the Company’s Summary Compensation Table for the year ended December 31, 2018. Also, as affiliated directors, Messrs. Matlin, Klein, Bold, and Carroll did not receive additional compensation for their services on the Board.

The table and the accompanying narrative below summarize compensation received by the members of the Board for their service during 2018 following the completion of the Business Combination.

Name	Fees Earned in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
David Treadwell	$29,040	—	—	$29,040
Richard Burnett	$29,040	—	—	$29,040
Eddie Watson	$21,780	—	—	$21,780
Barry McMahan	$56,500	—	—	$56,500
John Brecker	$56,500	—	—	$56,500

Per the compensation approved by the Board, each of the Company’s current non-employee Board members are entitled to receive an annual retainer in the amount of $150,000. The chairperson of the Board is entitled to an additional $50,000 as an annual retainer and the chairperson of the Audit Committee is entitled to an additional $50,000 as an annual retainer. Starting in 2019, the annual board retainers will be paid quarterly in arrears with the default payment method in the form of 50% cash and 50% unrestricted shares of Class A Common Stock. Each non-employee Board member is permitted to elect to receive 100% of the annual board retainers in the form of unrestricted shares of Class A Common Stock. Our annual retainer for non-employee Board members is below the market median for total annual compensation among comparably-sized companies according to compensation survey data provided by Pearl Meyer.

For fiscal year 2018, each non-employee Board member’s annual retainers were pro-rated based on the number of days from November 9, 2018, the closing date of the Business Combination, through the end of the Company’s 2018 fiscal year, December 31, 2018, with such pro-rated amount paid in cash.

Additionally, all members of the Board are entitled to reimbursement for all reasonable out-of-pocket expenses incurred in the performance of their services as directors.

EXECUTIVE COMPENSATION

The following discussion describes the material elements of compensation for the Company’s named executive officers (the “Named Executive Officers” or “NEOs”) for 2018 and is presented based on the reduced disclosure rules applicable to the Company as an “emerging growth company” within the meaning of the Securities Act of 1933, as amended.

In accordance with the foregoing, the Company’s Named Executive Officers (NEOs) for 2018 are:

Name	Principal Position
Joel Broussard	President and Chief Executive Officer
Nathan Houston	Chief Operating Officer
Matthew Bernard	Chief Administrative Officer

Summary Compensation Table for the Year Ended December 31, 2018

The following table summarizes, with respect to USWS’ NEOs, information relating to compensation for services rendered in all capacities from Closing through December 31, 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Joel Broussard	2018	$442,917	$—	$2,149,000	$1,648,303	$7,500,000	$11,740,220
Chief Executive Officer	2017	$291,667	$—	$4,001,850	$1,107,572	$—	$5,401,089

Matthew Bernard	2018	$390,000	$—	$1,433,000	$155,164	$16,500	$1,994,664
Chief Administrative Officer	2017	$311,719	$—	$3,651,200	$236,250	$41,511	$4,240,680

Nathan Houston	2018	$324,375	$—	$716,000	$243,750	$32,700	$1,316,825
Chief Operating Officer	2017	$321,615	$—	$4,471,700	$243,750	$39,239	$5,076,304

(1)

All stock awards granted to named executive officers have been valued based on the aggregate grant date fair value of the unit awards computed in accordance with FASB ASC 718 and do not represent amounts realized by the NEOs.

(2)	Reflects amounts earned in pursuant to the Annual Incentive Plan. Awards for 2018 for Mr. Broussard, Mr. Bernard and Mr. Houston reflect compensation for the full fiscal year.
(3)

Amounts for Mr. Broussard represents payments related to the change of control provision in his employment agreement. Amounts for 2018 for Mr. Bernard and Mr. Houston represent other compensation including 401(k) contributions of $16,500 for both executives, and an automobile allowance of $16,200 for Mr. Houston.

Outstanding Equity Awards at Fiscal Year-End

The following table reflects information regarding outstanding equity-based awards held by USWS’ NEOs as of December 31, 2018.

		Stock Awards
Name	Grant Date	# of Unearned Shares, Units or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Joel Broussard	11/9/2018	214,900	$1,396,850
Matthew Bernard	11/9/2018	71,600	$465,400
Nathan Houston	11/9/2018	143,300	$931,450

(1)

These restricted shares will vest in equal one-third increments on each of the first, second, and third anniversaries of the Grant Date, provided, however, that: (a) no restricted shares will vest on any such date unless the closing price of the Class A Common Stock on Nasdaq (or other principal stock exchange on which the Class A Common Stock is then listed for trading) has been $12.00 or greater for 20 trading days in any period of 30 consecutive trading days commencing after the Grant Date (the “Trading Condition”), and (b) in the event that restricted shares do not vest on the applicable anniversary of the Grant Date because the Trading Condition has not been satisfied, such restricted shares will vest upon the later satisfaction of the Trading Condition (but in no event before the applicable anniversary of the Closing Date on which such restricted shares are otherwise scheduled to vest).

Additional Narrative Disclosures

Employment Agreements

During fiscal year 2017, Messrs. Broussard, Houston, and Bernard entered into employment agreements with U.S. Well Services, LLC, dated February 2, 2017 for Messrs. Broussard and Bernard and dated February 18, 2017 for Mr. Houston (collectively, the “Original Employment Agreements”). Each Original Employment Agreement provided a general description of the NEO’s duties, positions, and responsibilities associated with his title as well as an annual base salary. In addition to base salary, the Original Employment Agreements set out the performance goals for an annual bonus under the Annual Incentive Plan (“AIP”) based on a percentage of Adjusted EBITDA if certain Adjusted EBITDA performance levels were achieved. EBITDA and Adjusted EBITDA are non-GAAP financial measures. We define EBITDA as earnings before interest, income taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA excluding the following: loss on disposal of assets; share-based compensation; impairments, and other items that management believes to be nonrecurring in nature. For 2018, the percentages were 120%, 50%, and 50% respectively for Mr. Broussard, Mr. Bernard, and Mr. Houston.

On July 13, 2018, the Company entered into new employment agreements with each of Messrs. Broussard, Houston, and Bernard that became effective and superseded and replaced the Original Employment Agreements described above as of the Closing Date (“the New Employment Agreements”). Each New Employment Agreement generally provides for an initial term which will expire on (i) December 31, 2021 for Mr. Broussard, and (ii) December 31, 2020 for Messrs. Houston and Bernard. After the initial term, the New Employment Agreements renew for subsequent one (1) year periods, unless the Company provides written notice of non-renewal at least sixty (60) days prior to the end of the then-current term. Each New Employment Agreement provides a general description of the Executive’s duties, positions, and responsibilities associated with his title.

The New Employment Agreements provide for base salaries of $800,000, $450,000 and $390,000 per annum for Messrs. Broussard, Houston, and Bernard, respectively, which may be adjusted annually in the sole discretion of our Board, but not reduced unless part of a general reduction in the Company’s compensation to other executives. In addition to base salary, for the period of January 1, 2018 to the Closing, Mr. Broussard’s New Employment Agreement provided for an annual bonus as set out in his Original Employment Agreement calculated based on a percentage of Adjusted EBITDA if certain Adjusted EBITDA performance levels were achieved. From Closing to December 31, 2018, Mr. Broussard was eligible for a bonus under the AIP with a target percentage of 120% of base salary.

For the year ending December 31, 2018, Messrs. Houston and Bernard’s New Employment Agreements provide that they are eligible for an annual bonus under the Original Employment Agreements with a target of 50% of base salary. Please see the section titled “Annual Bonus” for additional details regarding each NEO’s bonus for 2018.

The New Employment Agreements for Messrs. Broussard, Houston, and Bernard also provide that they are eligible for annual bonuses under the AIP or a similar or replacement annual incentive plan adopted by our Board targeted at 120%, 100%, and 80% of their base salaries, respectively, for any periods after December 31, 2018.

Mr. Broussard’s New Employment Agreement entitled him to receive the Individual Change in Control Bonus, a one-time bonus as a result of the Closing (the “Individual Change in Control Bonus”), because the vesting criteria set forth in his Original Employment Agreement was satisfied. Please see the section titled “Mr. Broussard’s Change in Control Bonus” for additional details on this Change in Control Bonus.

The New Employment Agreements also provide for potential severance benefits in connection with certain terminations of employment. Please see the section titled “Potential Payments upon Termination or Change in Control” for additional details on these termination benefits. Quoted terms used and not otherwise defined herein have such meanings as ascribed thereto in the New Employment Agreements.

Base Salary

Base salary is a fixed component of each executive’s annual compensation. The Company will pay the executives’ base salaries as outlined in the New Employment Agreements. The Board has the sole discretion to adjust the executives’ base salaries, but not to decrease them unless part of a general reduction of the Company’s compensation to other executives.

In connection with entering into the New Employment Agreements, each NEO’s base salary was increased during 2018 as follows to reflect our NEOs becoming executives of a public company in connection with the Closing:

Name	Salary under Old Employment Agreement	Salary Under New Employment Agreement
Joel Broussard	$350,000	$800,000
Nathan Houston	$325,000	$450,000
Matthew Bernard	$315,000	$390,000

Annual Bonus

The NEOs each participate in the AIP and are eligible to earn a bonus based on performance for the fiscal year. Other than the EBITDA Bonus (defined below), bonuses can range between 50% and 150% of target. Payment of any bonus under the AIP is subject to the NEO’s continued employment through the payment date.

For 2018, Mr. Broussard’s bonus was split into two parts. The first was based on the achievement of certain Adjusted EBITDA performance goals provided for in his Original Employment Agreement (the “EBITDA Bonus” discussed below) for the period from January 1, 2018 to the Closing. The second was based on the achievement of certain performance measures under the AIP, with such bonus equal to 120% of base salary assuming target performance with actual payout prorated for the period from the Closing to December 31, 2018 (the “AIP Bonus” discussed below).

Pursuant to the terms of his Old Employment Agreement, Mr. Broussard was eligible to earn between 0% and 1.50% of Adjusted EBITDA between January 1, 2018 and the Closing for the EBITDA Bonus, which resulted in a payout of $1,576,500 with respect to this portion of his annual bonus. Mr. Broussard’s AIP Bonus was based on achievement of $117.4 million in EBITDA relative to a target of $145.5 million which resulted in a payout at 52.5% of Mr. Broussard’s target opportunity. 90% of this bonus was based on EBITDA and 10% based on personal objectives, which were achieved in full.

For 2018, Messrs. Houston and Bernard were entitled to a performance bonus under the AIP with a target bonus equal to 50% of each individual’s respective base salary for 2018. The 2018 annual bonus under the AIP for Messrs. Houston and Bernard were based on the same EBTIDA performance achievement referenced above for Mr. Broussard, resulting in AIP payouts at 52.5% of target for both executives. 90% of this bonus was based on EBITDA and 10% based on personal objectives, which were achieved in full.

Going forward, Messrs. Broussard, Houston, and Bernard will be eligible to participate in the AIP or a similar annual incentive plan adopted by our Board in which other key executive employees of the Company participate at the discretion of our Board. Per the New Employment Agreements, Messrs. Broussard, Houston, and Bernard’s target bonuses for 2019 and beyond are 120%, 100%, and 80% of base salary, respectively.

Long-Term Incentive Awards

Stockholders approved the U.S. Well Services, Inc. 2018 Long Term Incentive Plan (the “LTIP”) on November 2, 2018 and it became effective upon Closing. Our employees, including executive officers, are eligible to receive awards under the LTIP. Our Board or committee thereof will determine any grants made in the future to executive officers.

Pursuant to the Merger and Contribution Agreement, at Closing the Company granted awards of 530,000 shares of restricted Class A Common Stock under the LTIP to certain members of management of USWS Holdings. Pursuant to these awards, Mr. Broussard received 214,900 restricted shares, Mr. Houston received 71,600 restricted shares and Mr. Bernard received 143,300 restricted shares. These restricted shares will vest in equal one-third increments on each of the first, second and third anniversaries of the Closing Date; provided, however, that:

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no restricted shares will vest on any such date unless the closing price of the Class A Common Stock on Nasdaq (or other principal stock exchange on which the Class A Common Stock is then listed for trading) has been $12.00 or greater for 20 trading days in any period of 30 consecutive trading days commencing after the Closing Date (the “Trading Condition”), and

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in the event that restricted shares do not vest on the applicable anniversary of the Closing Date because the Trading Condition has not then been satisfied, such restricted shares will vest upon the later satisfaction of the Trading Condition (but in no event before the applicable anniversary of the Closing Date on which such restricted shares are otherwise scheduled to vest).

Vesting of the restricted shares on any vesting date in accordance with the foregoing will be contingent on the recipient of a restricted share award having remained continuously employed by the Company or any of its subsidiaries from the Closing Date until such vesting date. Additionally, all the unvested restricted shares will vest upon the termination of the award recipient’s employment regardless if the performance goal is achieved if such termination is (a) by the Company or its subsidiary without Cause (as defined in the LTIP or applicable award agreement), (b) by the award recipient for Good Reason (as defined in the LTIP or applicable award agreement), or (c) by reason of the award recipient’s death or Disability (as defined in the LTIP or applicable award agreement). In addition, the Board retains discretion to accelerate the restricted shares upon a change in control.

Mr. Broussard’s Change in Control Bonus

Under his Original Employment Agreement, upon the consummation of the transaction, Mr. Broussard was entitled to an Individual Change in Control Bonus if he was actively employed on the date of the transaction or was terminated without Cause or for Good Reason no more than 12-months preceding the consummation of the transaction. The Individual Change in Control Bonus equaled an amount up to 1.5% of the entire Enterprise Value (as defined in Mr. Broussard’s Original Employment Agreement) of USWS, but only if the Enterprise Value exceeded a certain threshold amount. The Individual Change in Control Bonus of $7,500,000 was paid $1,000,000 in cash and $6,500,000 in fully-vested stock to Mr. Broussard in connection with the Closing.

Other Benefits

The executives are eligible to participate in the Company’s retirement, health, and welfare programs in accordance with the policies as they are available to other key executive employees of the Company. The

Company currently maintains a 401(k) plan whereby the Company matches 100% of employee contributions up to 6% of the employee’s salary. Company matches vest after two years of continued service with the Company. Additionally, in accordance with the policies available to other key employees, Mr. Houston received an automobile allowance of $16,200 during 2018.

Potential Payments upon Termination or Change in Control

Each New Employment Agreement provides for the following benefits upon the following termination scenarios (each quoted term as defined in the applicable New Employment Agreement):

•	Upon termination by us without “Cause” or termination by the Executive for “Good Reason”:

•	A lump-sum cash payment of 1.5 times (2 times for Mr. Broussard) the sum of Base Salary and average annual bonus during the prior 2 calendar years under the AIP;

•	A pro-rata share of the executive’s target bonus under the AIP for the performance year in which termination occurs; and

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Reimbursement of premiums paid by the executives for health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) until the earlier of (i) a period of 18 months following termination, or (ii) the date the executive is no longer eligible to receive COBRA coverage.

•	Termination upon “Disability”

•	A pro-rata share of the executive’s target bonus under the AIP for the performance in which termination occurs; and

•	Continuation of Base Salary for the lesser of 6 months or the period until disability insurance benefits commence under disability insurance coverage.

•	Termination upon “Non-Renewal” of Agreement:

•	A lump-sum cash payment of 1.5 times (2 times for Mr. Broussard) the sum of Base Salary and average annual bonus during the prior 2 calendar years under the AIP; and

•

Reimbursement of premiums paid by the executives for health coverage under COBRA until the earlier of (i) a period of 18 months following termination, or (ii) the date the executive is no longer eligible to receive COBRA coverage.

Each executive will be required to execute a general release of all claims in favor of the Company within forty-five (45) days of the termination date to receive his severance benefits. If an executive is terminated for any reason other than those described above, no further compensation or benefits will be provided pursuant to the New Employment Agreements other than amounts already accrued or vested as of the applicable employment termination date. Additionally, the New Employment Agreements contain certain restrictive covenants, including but not limited to, non-competition and non-solicitation covenants that generally apply during the term of the executive’s employment and for a period of eighteen (18) months (for Mr. Broussard twenty-four (24) months) following the termination of employment.

AUDIT COMMITTEE REPORT

Management is responsible for the preparation of our financial statements and our financial reporting processes, including the systems of internal controls and disclosure controls and procedures. KPMG, our independent registered public accounting firm, is responsible for performing an independent audit of our financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee of the Board of Directors has:

•	Reviewed and discussed with management and KPMG the audited financial statements for the year ended December 31, 2018;

•	Discussed with KPMG the matters that are required to be discussed by the applicable standards of the PCAOB Auditing Standard No. 1301, “Communications with Audit Committees”; and

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Received the written disclosures from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and discussed with KPMG its independence from the Company.

In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018.

Submitted by the Audit Committee of the Board of Directors:

Richard Burnett, Chairman

David Treadwell

James Bold

RATIFICATION OF THE APPOINTMENT OF KPMG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM FOR 2019 (PROPOSAL 2)

What am I voting on?

You are voting on a proposal to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2019. The Audit Committee has appointed KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

What services does the independent registered public accounting firm provide?

Audit services of KPMG for fiscal year 2018 included an audit of our consolidated financial statements, and services related to periodic and other filings made with the SEC. Additionally, KPMG provided certain other services as described in the response to the next question. In connection with the audit of the 2018 financial statements, we entered into an engagement agreement with KPMG that sets forth the terms by which KPMG performs audit services for us.

Change in independent auditors.

As previously reported in a Current Report on Form 8-K filed on November 28, 2018, WithumSmith+Brown, PC (“Withum”), the Company’s independent registered public accounting firm prior to the Business Combination, was dismissed, effective November 27, 2018. The dismissal was approved by the Audit Committee. On November 28, 2018, the Audit Committee engaged KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

The report of Withum on the Company’s financial statements as of December 31, 2017 and 2016 and for the year ended December 31, 2017 and for the period from March 10, 2016 (inception) through December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that such audit report contained an explanatory paragraph in which Withum expressed substantial doubt as to the Company’s ability to continue as a going concern if it did not complete a business combination by March 19, 2019. During the period from March 10, 2016 (inception) through December 31, 2016, the year ended December 31, 2017, and the subsequent interim period through November 28, 2018 (i) there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Withum, would have caused Withum to make reference to the subject matter of the disagreement in its reports and (ii) there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K. The Company provided Withum with a copy of the disclosure from its Current Report on Form 8-K and requested that Withum furnish the Company with a letter addressed to the SEC stating whether Withum agrees with the disclosures contained in the Company’s Current Report on Form 8-K and, if not, stating the respects in which it does not agree. The Company received the requested letter from Withum and a copy of Withum’s letter was filed as Exhibit 16.1 to its Current Report on Form 8-K.

During the fiscal years ended December 31, 2017 and 2016, and the subsequent interim period through November 28, 2018, neither the Company nor anyone on its behalf consulted with KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

How much was the independent registered public accounting firm paid for 2018?

During the fiscal year ended December 31, 2018, Withum was the Company’s principal accountant during the period from January 1, 2018 to November 27, 2018, on which date the Audit Committee approved a change in accountants and engaged KPMG as the Company’s principal accountant for the fiscal year ended December 31, 2018. Prior to the Business Combination, KPMG was the principal accountant for USWS since 2012. The following is a summary of fees paid to Withum and KPMG for services rendered for the fiscal years ended December 31, 2018 and 2017:

Fee From KPMG ($ in millions)	2018	2017
Audit Fees	$1.00	$0.46
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$1.00	$0.46

Fee From Withum ($ in millions)	2018	2017
Audit Fees	$0.04	$0.06
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	0.01

Total	$0.04	$0.07

“Audit Fees” includes fees for audit services, which relate to the annual audit of our consolidated financial statements, reviews of our interim consolidated financial statements, and services normally provided in connection with statutory or regulatory filings. “All Other Fees” includes fees for other services, including fees for miscellaneous services.

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee. The Audit Committee’s practice is to consider for approval, at its regularly scheduled meetings, all audit and non-audit services proposed to be provided by our independent registered public accounting firm. The Audit Committee reviews all relationships between our independent registered public accounting firm and us that may relate to the independent registered public accounting firm’s independence.

The Audit Committee considered the effect of independent registered public accounting firm’s non-audit services in assessing the independent public registered accounting firm’s independence and concluded that the provision of such services by the independent registered public accounting firm was compatible with the maintenance of independence in the conduct of its auditing functions. The fees for all of the services summarized above were pre-approved by the Audit Committee in 2018 and 2017.

Will a representative of KPMG LLP be present at the meeting?

Yes, we have been advised that one or more representatives of KPMG will be present at the meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Class A Common Stock and Class B Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote, voting together as a single class, on the proposal. Although ratification is not required by our By-Laws or otherwise, the Board is submitting the appointment of KPMG to our stockholders for ratification as a matter of good corporate practice. If the appointment of KPMG is not ratified, the Audit Committee will reconsider whether it is appropriate to select another independent registered public accounting firm.

What does the Board recommend?

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

TRANSACTIONS WITH RELATED PERSONS

The Company has adopted a written related party transaction policy with respect to any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (1) the aggregate amount involved in any calendar year will or may be expected to exceed $120,000; (2) the Company is a participant; and (3) any person who is or was (since the beginning of the last fiscal year) an executive officer, director, director nominee or any greater than 5% shareholders, or any of the immediate family members of the foregoing persons, has or will have a direct or indirect interest. The Audit Committee reviews and approves all interest transactions, and such transactions are subject to the Company’s Code of Conduct. In evaluating the transaction, the Audit Committee will consider all relevant factors, including, as applicable, (1) the related party’s relationship to the Company and interest in the transaction; (2) the material facts of the transaction, including the aggregate value of such transaction or, in the case of indebtedness, the amount of principal involved; (3) the benefits to the Company of the transaction; (4) if applicable, the availability of other sources of comparable products or services; (5) an assessment of whether the transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally; (6) whether a transaction has the potential to impair director independence; and (7) whether the transaction constitutes a conflict of interest. If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction. The Audit Committee may establish guidelines for the Company’s management to periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable for us to amend or terminate the transaction and will review the transaction annually to determine whether it continues to be in our interests.

During 2018, the following transaction or series of related transactions in which any “related person” had or will have a direct or indirect material interest and in which the amount involved exceeded $120,000, were reviewed and considered:

Founder Shares—In March 2016, Matlin & Partners Acquisition Sponsor LLC (the “Sponsor”) purchased an aggregate of 7,187,500 shares of Class F Common Stock, the founder shares, from us for an aggregate purchase price of $25,000. In May 2016, we effectuated a 1.2-for-1 stock split in the form of a dividend, resulting in an aggregate of 8,625,000 founder shares outstanding. The Sponsor subsequently forfeited an aggregate of 500,000 shares of Class F Common Stock for no consideration (which were cancelled) because the underwriter’s over-allotment option was not exercised in full in connection with our initial public offering. Pursuant to a Sponsor Agreement entered into in July 2018 among the Company, USWS Holdings, the Sponsor and [Cantor] (as amended, the “Sponsor Agreement”), the Sponsor agreed that its founder shares and private placement warrants held by it will be forfeited and cancelled at the closing of the Business Combination for no consideration, prior to the conversion of the founder shares into shares of Class A Common Stock at the closing of the Business Combination.

The Sponsor agreed, subject to limited exceptions, not to transfer, assign or sell any of its founder shares until the earlier of  (i) one year after the completion of the Business Combination; and (ii) subsequent to the Business Combination, (x) if the last sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Business Combination, or (y) the date on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Mr. Matlin, a member of our Board, is a member of the Sponsor.

Private Placement Warrants—In March 2017, the Sponsor purchased 14,500,000 private placement warrants for a purchase price of $0.50 per warrant in a private placement that occurred simultaneously with the closing of our initial public offering. Each private placement warrant entitles the holder to purchase one-half of one share of our Class A Common Stock at $5.75 per share. The Private Placement Warrants are non-redeemable and exercisable on a cashless basis so long as they are held by our Sponsor or its permitted transferees.

In July 2018, the Company, the Sponsor, Cantor Fitzgerald & Co., Crestview III USWS, L.P., Crestview III USWS TE, LLC, Crestview Partners III (TE), L.P. and Crestview Partners III Co-Investors, L.P. (collectively, “Crestview”) entered into the Crestview Subscription Agreement pursuant to which (i) Crestview agreed to purchase from the Company, for an aggregate purchase price of $90 million, 9,000,000 shares of Class A Common Stock and an additional 900,000 shares of Class A Common Stock related to Crestview’s agreement to provide the backstop commitment referred to below, and (ii) the Sponsor and Cantor agreed to transfer to Crestview an aggregate of 7,250,000 private placement warrants. The Company granted to Crestview an option to purchase up to an additional 10,000,000 shares of Class A Common Stock from MPAC at a purchase price of $10.00 per share in whole or in part, on or before the second business day prior to the Closing Date, and Crestview did not exercise such option. Crestview committed to purchase from the Company, as a backstop to redemptions of shares of Class A Common Stock by our public stockholders in connection with the Business Combination, up to an additional 10,350,000 shares of Class A Common Stock for an aggregate purchase price equal to the lesser of (i) $90,000,000 and (ii) $280 million minus the Company’s available funds at the closing of the Business Combination (before giving effect to the purchase of any shares of Class A Common Stock pursuant to the backstop commitment) (the “Backstop Share Amount”). The number of shares to be purchased by Crestview pursuant to its backstop commitment will be equal to (i) the Backstop Share Amount divided by $10.00 (the “Backstop Shares”) plus (ii) 0.15 of a share of Class A Common Stock for each Backstop Share purchased (the “Drawn Shares”). The dilution resulting from any issuance of Drawn Shares will be borne in part by the Blocker Stockholders and the Non-Blocker USWS Members (by means of a downward adjustment to the USWS Owner Consideration pursuant to the Merger and Contribution Agreement) and in part by our Sponsor (by means of the cancelation of additional founder shares pursuant to the Sponsor Agreement) but will not be borne by our public stockholders, Crestview or the PIPE Investors. Accordingly, in connection with the closing of the Business Combination, Crestview purchased 9,000,000 Backstop Shares.

Crestview is entitled to designate for election (i) two directors to serve on the Company’s board of directors for so long as Crestview beneficially owns at least 14.3% of the outstanding shares of Class A Common Stock and (ii) one such director for so long as Crestview beneficially owns at least 5% and less than 14.3% of the outstanding shares of Class A Common Stock.

Messrs. Klein and Watson, members of our Board, have been designated as directors by Crestview. In addition, Mr. Klein is a partner at Crestview Advisors, L.L.C.

Amended and Restated Registration Rights Agreement—Concurrently with the closing of the Business Combination, the Company, the Sponsor, certain members of USWS Holdings, Mr. Broussard, certain lenders under the Company’s credit facility (the “Lenders”), and Piper Jaffray & Co. (“Piper”) entered into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”).

The A&R Registration Rights Agreement amends, restates and replaces the registration rights agreement entered into by and among the Company, Sponsor, Cantor Fitzgerald & Co. and the holders named therein in connection with the Company’s initial public offering, in order to provide substantially similar registration rights to each of the Sponsor, the certain members of USWS Holdings, Crestview, Mr. Broussard, the Lenders and Piper, pursuant to which the Company will be required to register for resale shares of Class A Common Stock held by those parties upon closing of the Business Combination or issuable upon the future exercise of private placement warrants or upon the future exchange of new units of USWS Holdings (“New USWS Units”) and shares of Class B Common Stock, as well as the private placement warrants held by certain of these parties, in each case held by them upon Closing (collectively, “Registrable Securities”).

The Company was required, within 30 days after consummation of the Business Combination, to file a registration statement registering the resale of all of the Registrable Securities. Such filing occurred on December 4, 2018. In addition, if an underwritten offering is reasonably expected to result in gross proceeds of at least $25 million, (i) the Sponsor will be entitled to demand three underwritten offerings, (ii) the certain members of USWS Holdings and the Lenders, collectively, will be entitled to demand five underwritten offerings and

(iii) Crestview will be entitled to demand three underwritten offerings with respect to their Registrable Securities. The holders of Registrable Securities will also have certain “piggy-back” rights with respect to underwritten offerings initiated by the Company or our stockholders.

We are required to bear all expenses incurred in connection with the filing of any such registration statements and any such offerings, other than underwriting discounts and commission on the sale of Registrable Securities and the fees and expenses of counsel to holders of Registrable Securities. The A&R Registration Rights Agreement also will include customary provisions regarding indemnification and contribution.

The A&R Registration Rights Agreement also provides that, subject to certain exceptions, the certain members of USWS Holdings and Piper will not transfer the shares of Class A Common Stock, New USWS Units or shares of Class B Common Stock issued to them in the Business Combination, as well as the shares of Class A Common Stock issuable upon exchange of such New USWS Units and shares of Class B Common Stock, prior to the first anniversary of the consummation of the Business Combination of the Business Combination, except that up to 50% of the shares of Class A Common Stock held or acquirable on exchange by each such person and its permitted transferees may be transferred in an underwritten public offering on or after the date that is 180 days after the consummation of the Business Combination.

Mr. Broussard is our CEO, President and a member of our Board.

Indemnity Agreements—Concurrently with the closing of our Business Combination, we entered into indemnity agreements with Messrs. Matlin, Treadwell, Klein, Watson, Bold and Carroll, each of whom became or continued as a director of the Company at closing of the Business Combination, and Messrs. Broussard, O’Neill, Houston and Bernard, each of whom became an executive officer and/or director of the Company at closing of the Business Combination. We also entered into an indemnity agreement with Mr. Burnett in connection with his appointment as a director of the Company. Each indemnity agreement provides that, subject to limited exceptions, and among other things, we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer.

Related Party Loan—In February 2017, The TCW Group, Inc. (“TCW”), which owned the largest equity position in USWS Holdings prior to completion of the Business Combination, was part of a syndicate of lenders who loaned USWS an aggregate amount of approximately $220 million, pursuant to an amended and restated senior credit agreement, which was paid in full upon completion of the Business Combination. During 2018 and prior to the closing of the Business Combination, the Company paid $8.8 million in interest to the TCW Group, Inc.

Messrs. Bold and Carroll, members of our Board, are Managing Directors at TCW. Mr. O’Neill, our Chief Financial Officer, was Managing Director at TCW Direct Lending Group prior to the Business Combination.

Joint Venture with Dragon Products, LLC—In January 2018, Joel Broussard, the Chief Executive Officer of USWS, in his individual capacity, reached verbal agreement to form a joint venture (the “JV”) with Dragon Products, LLC. (“Dragon”) to manufacture conventional hydraulic fracturing pumps in Dragon’s Lafayette, Louisiana manufacturing facility. Mr. Broussard had a 50% non-controlling equity interest in the JV prior to the sale of his interest. USWS is not in the business of manufacturing pumps. The JV was both disclosed to members of the board of USWS and permitted under the terms of Mr. Broussard’s employment contract.

In April 2018, USWS entered into a two-year contract with a new customer to provide a conventional hydraulic fracturing fleet. USWS conducted a bid process to acquire the pumps necessary to fulfil the contract; Dragon participated in the bid process. The results of the bid process were presented to the full board of USWS for review and discussion along with a full disclosure of the details of the JV with Dragon. Mr. Broussard recused himself from the Board of Directors’ process. USWS’ board approved the purchase of the pumps from Dragon (with the pumps to be manufactured by the JV) based on the equipment quality, price, financing terms and

Dragon’s ability to deliver the pumps on schedule. USWS purchased the pumps from Dragon at a total cost of approximately $39.2 million. A 5% deposit on the initial fleet was paid in June 2018, and $9.3 million was paid in August 2018 to Dragon by USWS. Also in August 2018, in anticipation of the merger with MPAC and due to the increased industry adoption of electric fleets, Mr. Broussard negotiated the sale of his entire interest in the JV back to Dragon (with the effective date of this transaction being May 31, 2018).

Mr. Broussard is our CEO, President and a member of our Board.

Related Party Purchase—Rockwater Energy Solutions (“Rockwater”) is a subsidiary of Select Energy Services. In 2018, USWS purchased chemicals from Rockwater for use in its hydraulic fracturing operations, totaling $844,997.49. Of this amount, $155,241.39 was purchased after the Business Combination with the remaining $689,756.10 being purchased before the Business Combination. As of December 31, 2018, the outstanding account payable balance to Rockwater was $346,195.50.

Mr. Burnett is a member of our Board and chairman of our audit committee. Mr. Burnett is also a member of the Select Energy Services board and chairman of the Select Energy Services audit committee.

Mr. Klein is a member of the board of directors of Select Energy Services. In addition, Crestview Partners has an investment position in both Select Energy Services and USWS. Crestview Partners had a 28.1% equity interest in Select Energy Services as of March 4, 2019. Mr. Klein is a partner at Crestview Advisors, L.L.C.

SECURITY OWNERSHIP OF OUR MANAGEMENT AND

HOLDERS OF MORE THAN 5% OF

OUTSTANDING SHARES OF COMMON STOCK

The following table sets forth information regarding the beneficial ownership of our Class A and Class B common stock as of April 1, 2019 by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A and/or Class B common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. As of April 1, 2019, we had 53,577,034 shares of Class A Common Stock and 13,937,332 shares of Class B Common Stock outstanding. Unless otherwise noted, the mailing address of each person or entity named below is 1360 Post Oak Boulevard, Suite 1800, Houston, Texas 77056.

Name and Address of Beneficial Owner	Class A Common Stock		Class B Common Stock		Combined Voting Power(1)(2)
	Number	Percentage	Number	Percentage	Number	Percentage
Crestview(3)	20,250,000	37.80%	—	—	20,250,000	29.99%
Regiment Capital Special Situations Fund V, L.P.(4)	10,004,039	18.67%	—	—	10,004,039	14.82%
BlackRock, Inc.(5)	265,683	*	4,359,535	31.28%	4,625,218	6.85%
Joel Broussard(6)	1,483,091	2.77%	—	—	1,483,091	2.20%
Kyle O’Neill(7)	253,307	*	—	—	253,307	*
Matthew Bernard(8)	246,206	*	—	—	246,206	*
Nathan Houston(9)	283,632	*	6,411	*	290,043	*
Mark D. Wolf(10)	58,594	*	—	—	58,594	*
James C. Bold	—	—	—	—	—	—
Richard A. Burnett	12,500	*	—	—	12,500	*
Ryan Carroll	—	—	—	—	—	—
Adam J. Klein(11)	—	—	—	—	—	—
David J. Matlin(12)	4,216,820	7.87%	—	—	4,216,820	6.25%
David L. Treadwell	805,903	1.50%	—	—	805,903	1.19%
Eddie M. Watson	9,375	*	—	—	9,375	*
All directors and executive officers as a group (12 individuals)	7,369,428	13.75%	6,411	*	7,375,839	10.92%

*	Less than 1%
(1)

For each stockholder, in accordance with Rule 13d-3 promulgated under the Exchange Act, this percentage is determined by assuming the named stockholder exercises all options, warrants and other instruments pursuant to which the stockholder has the right to acquire shares of our common stock within 60 days, but that no other person exercises any options, warrants or other purchase rights (except with respect to the calculation of the beneficial ownership of all directors and executive officers as a group, for which the percentage assumes that all directors and executive officers exercise any options, warrants or other purchase rights).

(2)

Represents percentage of voting power of our Class A Common Stock and Class B Common Stock voting together as a single class. Each share of Class B Common Stock has no economic rights, but entitles the holder thereof to one vote.

(3)

Includes 3,625,000 shares of Class A Common Stock issuable upon exercise of warrants that became exercisable 30 days after closing of the Business Combination and represents shares of Class A Common Stock held directly (or issuable upon exercise of warrants held directly) by Crestview III USWS, L.P. and Crestview III USWS TE, LLC, in each case for which Crestview Partners III GP, L.P. may be deemed to be the beneficial owner. Crestview Partners III GP, L.P. is the general partner of the investment funds which are direct or indirect members of Crestview. Decisions by Crestview Partners III GP, L.P. to vote or dispose of the interests held by Crestview requires the approval of a majority of the 9 members of its investment committee, which is composed of the following individuals: Barry S. Volpert, Thomas S. Murphy, Jr., Jeffrey A. Marcus, Robert J. Hurst, Richard M. DeMartini, Robert V. Delaney, Jr., Brian P. Cassidy, Alexander M. Rose and Adam J. Klein. None of the foregoing persons has the power individually to vote or dispose of any of such interests. Each of the foregoing individuals disclaims beneficial ownership of all such interests. The business address of each of the foregoing is c/o Crestview Advisors, L.L.C., 590 Madison Avenue, 36th Floor, New York, New York.

(4)

Regiment Capital Special Situations Fund V, L.P. (“Fund V”) is the holder of the shares reported herein. TCW Special Situations, LLC (“TCW”) is the sole investment manager to Fund V. Accordingly, TCW may be deemed to have or share beneficial ownership and have or share voting and dispositive power over the shares held by Fund V. The business address of Fund V and TCW is c/o TCW Direct Lending Group, 1251 Avenue of the Americas, Suite 4700, New York, New York 10020.

(5)

The registered holders of the referenced shares are funds and accounts under management by investment adviser subsidiaries of BlackRock, Inc. (or wholly owned subsidiaries of such funds and accounts). BlackRock, Inc. is the ultimate parent holding company of such investment adviser entities. On behalf of such investment adviser entities, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts (or the wholly owned subsidiaries of such funds and accounts) which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts (or such wholly owned subsidiaries). The address of such funds and accounts (and such wholly owned subsidiaries), such investment adviser subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055.

(6)	Includes 833,091 shares of unvested restricted stock.
(7)	Includes 253,307 shares of unvested restricted stock.
(8)	Includes 246,206 shares of unvested restricted stock.
(9)	Includes 283,632 shares of unvested restricted stock.
(10)	Includes 58,094 shares of unvested restricted stock.
(11)	The business address for Mr. Klein is c/o Crestview Partners, 590 Madison Avenue, 36th Floor, New York, New York 10022.
(12)

Based on information obtained from a Schedule 13D filed with the SEC on January 3, 2019 and a Form 4 filed with the SEC on March 15, 2019 by David J. Matlin. Includes 2,202,217 shares of Class A Common Stock issuable upon exercise of warrants that became exercisable 30 days after closing of the Business Combination and represents shares of Class A Common Stock held directly (or issuable upon exercise of warrants held directly) by Mr. Matlin. The business address for Mr. Matlin is 70 East 55th Street, 9th Floor, New York, New York 10022.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own, or are part of a group that owns, more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all such reports. Based solely on our review of the copies of such reports received by it, and written representations from directors and executive officers that all Section 16(a) reports required to be filed for such persons had been filed, we believe that no director, officer or beneficial owners of more than 10% of our total outstanding shares of Common Stock failed to file the reports required by Section 16(a) of the Exchange Act on a timely basis during the fiscal year ended December 31, 2018.

PROPOSALS FOR THE

2020 ANNUAL MEETING OF STOCKHOLDERS

To be eligible under the SEC’s shareholder proposal rule (Rule 14a-8 of the Exchange Act) for inclusion in our 2020 Annual Meeting Proxy Statement and form of proxy, a proposal must be received by the Corporate Secretary on or before December 17, 2019. If a stockholder wishes to submit a proposal at our 2020 Annual Meeting of Stockholders, other than for inclusion in our 2020 Proxy Statement and form of proxy, or to nominate a person for election as director, our By-Laws, require the stockholder to deliver written notice thereof, setting forth the information specified in our By-Laws, to the Corporate Secretary at our principal executive offices no later than the close of business on the 90th day, nor earlier than the opening of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. In other words, for a stockholder proposal to be considered at the 2020 Annual Meeting of Stockholders, it should be properly submitted to the Corporate Secretary no earlier than January 30, 2020 and no later than February 29, 2020; provided, however, that such other business must otherwise be a proper matter for stockholder action. In the event that the date of the annual meeting is more than 30 days before or after May 29, 2020, however, a stockholder must deliver notice no earlier than the opening of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (a) the 90th day prior to such annual meeting or (b) the 10th day following the day on which we first make public announcement of the date of such meeting. A copy of our By-Laws may be obtained by writing to 1360 Post Oak Blvd., Suite 1800, Houston, Texas 77056, Attention: Corporate Secretary.

STOCKHOLDERS SHARING AN ADDRESS

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Proxy Statement and Annual Report, unless one or more of the stockholders at that address notifies us that they wish to continue receiving individual copies. We believe this procedure provides greater convenience to our stockholders and saves money by reducing our printing and mailing costs and fees.

If you and other stockholders of record with whom you share an address and last name currently receive multiple copies of our Proxy Statement and Annual Report and would like to participate in our householding program, please contact Broadridge by calling toll-free at 800-542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Alternatively, if you received a householded mailing this year and you would like to have additional copies of our Proxy Statement and Annual Report mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request to Broadridge as described above.

A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your broker, bank, trust or other holder of record to request information about householding.

EXPENSES RELATING TO THIS PROXY SOLICITATION

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors and employees may solicit proxies by mail, telephone, facsimile, electronic means, in person or otherwise, without extra compensation for that activity. We will also reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of our Common Stock and obtaining the proxies of those owners. We have retained Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902 to assist in the solicitation of proxies. We will pay the cost of such assistance, which is estimated to be $6,500, plus reimbursement for out-of-pocket fees and expenses. In addition, we have retained Broadridge to aid in the distribution of proxy materials and to provide voting and tabulation services for the Annual Meeting. For these services, we will pay Broadridge a fee of approximately $6,495 and reimburse it for out-of-pocket fees and expenses.

SHAREHOLDER COMMUNICATIONS

Stockholders and other interested parties who wish to communicate with a member or members of the Board, including the chairperson of the Board or Audit, Nominating and Corporate Governance or Compensation Committee or the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Corporate Secretary of the Company, 1360 Post Oak Blvd., Suite 1800, Houston, Texas 77056. Please indicate on the envelope that the correspondence contains a stockholder communication. Our General Counsel will review all incoming stockholder communications and such stockholder communications will be forwarded, as specified.

OTHER MATTERS

We know of no matters which are to be presented for consideration at the Annual Meeting other than those specifically described in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, however, it is the intention of the persons designated as proxies to vote on them in accordance with their best judgment.

U.S. WELL SERVICES, INC. 1360 POST OAK BOULEVARD SUITE 1800 HOUSTON, TX 77056 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 28, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 28, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E77178-P21663 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY U.S. WELL SERVICES, INC. The Board of Directors recommends you vote FOR the following: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Joel Broussard 02) Richard Burnett The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as our independent registered public accountant for the fiscal year ending December 31, 2019. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. E77179-P21663 U.S. WELL SERVICES, INC. Annual Meeting of Stockholders May 29, 2019 10:00 AM Central Time This proxy is solicited by the Board of Directors The stockholder hereby appoints Kyle O'Neill and Mark D. Wolf, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and/or Class B Common Stock of U.S. WELL SERVICES, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM Central Time on May 29, 2019, at 1330 Post Oak Boulevard, 2nd Floor, Central Plains Room, Houston, Texas 77056, and any adjournment or postponement thereof. A majority of the proxies or substitutes present at the meeting may exercise all power granted hereby. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side